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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                January 24, 2006



                               ASTA FUNDING, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                          ----------------------------
                 (State or other jurisdiction of incorporation)


            0-26906                                    22-3388607
  ----------------------------            ---------------------------------
     (Commission File Number)             (IRS Employer Identification No.)


   210 Sylvan Avenue, Englewood Cliffs, New Jersey               07632
   -----------------------------------------------             ---------
       (Address of principal executive offices)                (Zip Code)


      Registrant's telephone number, including area code: 201-567-5648

      Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below): N/A

|_|   Written communications pursuant to Rule 425 under the Securities Act

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On January 20, 2006, Asta Funding, Inc. (the "Company") entered into the Third Amended and Restated Revolving Note with a consortium of banks. The Company expanded its credit facility to $125 million from $100 million. The line of credit bears interest at the lesser of LIBOR plus an applicable margin, or the lesser of the prime rate plus or minus an applicable margin based on certain leverage ratios. The credit line is collateralized by all portfolios of consumer receivables acquired for liquidation and contains customary financial and other covenants (relative to tangible net worth, interest coverage, and leverage ratio, as defined) that must be maintained in order to borrow funds.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

      The information set forth above in Item 1.01 of this current report on Form 8-K regarding the Credit Facility is hereby incorporated into this Item
2.03 by reference.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit       Description
No.
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99.1          Press release dated January 23, 2006













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                                    SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ASTA FUNDING, INC.


Date:  January 24, 2006          By: // Mitchell Cohen
                                     ---------------------------------------
                                 Mitchell Cohen
                                 Chief Financial Officer













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